UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2018, Intersections Inc. (the “Company”) promoted Melba Amissi to Chief Operating Officer.  Ms. Amissi, age 44, joined the Company in 2001 and has served in a number of management positions over the years.  Most recently, Ms. Amissi served as Senior Vice President, Chief Risk Officer since January 1, 2017,  and prior to that became Senior Vice President, Chief of Staff on November 17, 2014, after previously serving as Vice President of Legal and Business Affairs since 2007. In these roles, Ms. Amissi was responsible for managing, directing, and implementing compliance and risk for marketing, technology, operations, customer care, information security, and human resources. Ms. Amissi received her business degree from Randolph Macon Woman’s College and she is a Certified Information Privacy Professional and IAPP Member since 2016.

Ms. Amissi is party to the Company’s standard form of employment agreement with its executive officers, the terms of which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2017.  Ms. Amissi will also enter into the Company’s standard indemnification agreement for directors and executive officers.

There are no arrangements or understandings between Ms. Amissi and any other persons pursuant to which she was selected as Chief Operating Officer. There are also no family relationships between Ms. Amissi and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018	INTERSECTIONS INC.

	By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer